Exhibit 99.1

Robert C. Moest, SBN 62166, Counsel to

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, California 90403

(310) 915-6628

Attorneys for Plaintiffs

Ashkan Farazmand andWangjun Zhou

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

IN RE FARADAY FUTURE INTELLIGENT ELECTRIC INC. DERIVATIVE LITIGATION	Lead Case No. 2:22-cv-01570-CAS-JC Consolidated with Case No. 2:22-cv-01852-CAS-JC

This Document Relates to:
ALL ACTIONS.

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated July 19, 2024 (the “Stipulation”) is made and entered into by the following parties, each by and through their respective counsel: (1) plaintiffs Ashkan Farazmand (“Farazmand”) and Wangjun Zhou (“Zhou”) (the “California Plaintiffs”) in the above-captioned consolidated stockholder derivative action (the “California Action”), pending in the United States District Court for the Central District of California (the “Court”) and in the stockholder derivative action captioned Farazmand v. Breitfeld et al., Case No. 2023-1283-LWW, pending in the Delaware Court of Chancery (the “Farazmand Chancery Action”); plaintiff Christy Wallace (“Wallace”) in the stockholder derivative action captioned Wallace v. Krolicki et al., Case No. 2023-0639-LWW, pending in the Delaware Court of Chancery (the “Wallace Action”); plaintiff John Moubarak (“Moubarak”) in the stockholder derivative action captioned Moubarak v. Breitfeld et al, C.A. No. 1:22-cv-00467-GBW, pending in the United States District Court for the District of Delaware (the “Moubarak Action”); and plaintiff Shaobo Wang (“Wang,” and together with California Plaintiffs, Wallace, and Moubarak, “Plaintiffs”) in the stockholder derivative action captioned Wang v. Breitfeld et al., C.A. No. 1:22-cv-00525-GBW, pending in the United States District Court for the District of Delaware (the “Wang Action,” and together with the California Action, the Farazmand Chancery Action, the Wallace Action, and the Moubarak Action, the “Derivative Actions”); (2) individual defendants Eduardo Abush, David Amsterdam, Aaron Feldman, Avi Savar, Jordan Vogel, Carsten Breitfeld, Zvi Glasman, Walter J. McBride, Matthias Aydt, Chaoying Deng, Edwin Goh, Yueting Jia, Brian Krolicki, Lee Liu, Susan Swenson, Scott Vogel, Jiawei Wang, and Qing Ye (collectively, the “Individual Defendants”); and (3) nominal defendant Faraday Future Intelligent Electric Inc. (“Faraday” or the “Company” and, together with the Individual Defendants, “Defendants”) (the “Parties” refers collectively to Plaintiffs and Defendants).

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This Stipulation, subject to the approval of the Court, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein) upon the terms and subject to the conditions set forth herein.

I.	FACTUAL AND PROCEDURAL BACKGROUND

Plaintiffs allege, inter alia, that between January 28, 2021 through April 14, 2022, at least, the Individual Defendants breached their fiduciary duties by issuing and/or causing the Company to issue materially false and misleading statements (including by soliciting a materially false and misleading proxy statement allegedly in violation of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Plaintiffs allege that the Individual Defendants failed to disclose material facts to shareholders and the public regarding, among other things, the extent of defendant Yueting Jia’s involvement within the Company following the Company’s merger with FF Intelligent Mobility Global Holdings Ltd. (“Legacy FF”) (the “Merger”), and the number of reservations the Company had actually received for its flagship vehicle, and failed to maintain adequate internal controls.

A. The Securities Class Action

On December 23, 2021, plaintiff Jian Zhou filed a securities class action in this Court against the Company and defendants Carsten Breitfeld, Zvi Glasman, Walter J. McBride, Jordan Vogel, Aaron Feldman, and Yueting Jia for violations of the Exchange Act, alleging substantially the same false and misleading statements that are alleged in the Derivative Actions, captioned Zhou v. Faraday Future Intelligent Electric Inc. et al., Case No. 2:21-cv-09914-CAS-JC (the “Securities Class Action”).

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On May 6, 2022, lead plaintiffs in the Securities Class Action filed an amended complaint in the Court for violations of the Exchange Act against the Company and defendants Carsten Breitfeld, Zvi Glasman, Walter J. McBride, Yueting Jia, Jordan Vogel, Aaron Feldman, David Amsterdam, Avi Savar, and Eduardo Abush. (Securities Class Action, ECF No. 42).

On October 20, 2022, U.S. District Judge Christina A. Snyder granted in part and denied in part a motion to dismiss in the Securities Class Action. (Securities Class Action, ECF No. 64). On October 5, 2023, the parties to the Securities Class Action executed a Stipulation of Settlement. (Securities Class Action, ECF No. 104-1). On March 18, 2024, the Court granted final approval of the settlement of the Securities Class Action. (Securities Class Action, ECF No. 136).

B.	The California Action

On March 8, 2022, plaintiff Farazmand filed a Verified Stockholder Derivative Complaint on behalf of Faraday in the Court against the Individual Defendants alleging violations of Sections 14(a), 10(b), and 21D of the Exchange Act, breaches of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets, originally captioned Farazmand v. Breitfeld et al, Case No. 2:22-cv-01570-CAS-JC (the “Farazmand Action”). (ECF No. 1).

On March 21, 2022, plaintiff Zhou filed a Verified Stockholder Derivative Complaint on behalf of Faraday in the Court against the Individual Defendants alleging violations of Sections 14(a), 10(b), and 21D of the Exchange Act, as well as for breaches of fiduciary duty and aiding and abetting, captioned Zhou v. Breitfeld et al., Case No. 2:22-cv-01852-CAS-JC (the “Zhou Action”). (Zhou Action, ECF No. 1).

On April 8, 2022, the Court consolidated the Farazmand and Zhou Actions, forming the California Action, and appointed The Brown Law Firm, P.C. as Lead Counsel for plaintiffs. (ECF No. 14). Then, on May 23, 2022, the parties to the California Action stipulated to stay the action pending the resolution of a motion to dismiss in the Securities Class Action, which the Court so ordered on May 24, 2022 (the “Stay Order”). (ECF Nos. 20, 21). The Stay Order required Defendants to provide California Plaintiffs with any documents produced to any Faraday stockholder “pursuant to a books and records request concerning the subject matter of the [California Action]” within fourteen (14) days, subject to a confidentiality agreement or protective order. (ECF No. 21). On November 10, 2022, California Plaintiffs and Defendants entered into an appropriate confidentiality agreement pursuant to the terms of the Stay Order.

Between December 2022 and June 2023, California Plaintiffs received confidential documents from Defendants, which California Plaintiffs reviewed and incorporated into an amended complaint filed on June 2, 2023 (the “Complaint”). (ECF No. 29). Defendants filed four motions to dismiss the Complaint on September 15, 2023, and California Plaintiffs filed a consolidated opposition on November 22, 2023. (ECF Nos. 41, 43, 45, 48, 65, 66). On December 21, 2023, Defendants filed four replies in support of their motions to dismiss. (ECF Nos. 80, 81, 82, 83). On January 22, 2024, the Court held a virtual hearing via Zoom on the motions to dismiss, at which Defendants and California Plaintiffs made oral arguments in support of their motions to dismiss and opposition, respectively. (ECF Nos. 90, 93). The same day, the Court issued an order granting in part and denying in part the motions to dismiss, with leave to amend (“Order on Motions to Dismiss”). (ECF No. 90).

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On February 6, 2024, the parties to the California Action filed a Joint Stipulation for Order Staying Case, requesting that the Court stay the California Action, including the deadline for California Plaintiffs’ anticipated motion for reconsideration of the Order on Motions to Dismiss pursuant to Federal Rule of Civil Procedure 60(b)(1), pending an anticipated mediation to resolve the Derivative Actions (discussed in further detail below), which the Court so ordered on February 12, 2024. (ECF Nos. 94, 95).

On June 3, 2024, the parties to the California Action filed a Joint Status Report informing the Court, inter alia, that: (1) on May 13, 2024, the Parties attended a hybrid mediation (the “Mediation”) before Robert Meyer, Esq., an experienced mediator with JAMS ADR (the “Mediator”) held in Los Angeles, California and virtually and reached an agreement in principle to settle the California Action; and (2) the Parties were in the process of drafting a stipulation of settlement for submission to the Court. (ECF No. 96). On June 12, 2024, the parties to the California Action filed a Joint Status Report informing the Court, inter alia, that: (1) the Parties were still in the process of drafting a stipulation of settlement for submission to the Court; and (2) the parties to the California Action intended to file such stipulation with the Court by June 28, 2024.

C.	The Moubarak Action

On April 11, 2022, plaintiff Moubarak filed a Verified Stockholder Derivative Complaint in the United States District Court for the District of Delaware asserting claims for violations of Sections 14(a), 10(b), and 21D of the Exchange Act, as well as for breaches of fiduciary duty, aiding and abetting, and waste of corporate assets. (Moubarak Action, ECF No. 1).

On February 3, 2023, the parties to the Moubarak Action agreed to stay the Moubarak Action until the entry of an order resolving any summary judgment motion filed in the Securities Class Action, which the court so-ordered on February 6, 2023. (Moubarak Action, ECF No. 25). During the stay, and upon the execution of a confidentiality agreement, plaintiff Moubarak received confidential documents from the Company that were produced in response to a books and records demand made by a stockholder pursuant to 8 Del. C. § 220.

On May 22, 2024, the parties to the Moubarak Action filed a Joint Status Report, informing the court, inter alia, that: (1) a settlement was finally approved by the court in the Securities Class Action on March 18, 2024; (2) the parties attended the Mediation and reached an agreement in principle to settle the Moubarak Action; (3) the parties were in the process of drafting and negotiating the necessary settlement documentation; and (4) the parties would apprise the court of further developments within ninety (90) days. (Moubarak Action, ECF No. 36).

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D.	The Wang Action

On April 25, 2022, plaintiff Wang filed a Verified Stockholder Derivative Complaint in the United States District Court for the District of Delaware, asserting claims for violations of Sections 14(a), 10(b), and 21D of the Exchange Act, as well as for breaches of fiduciary duty, aiding and abetting, and unjust enrichment. (Wang Action, ECF No. 1).

On February 3, 2023, the parties to the Wang Action agreed to stay the Wang Action until the entry of an order resolving any summary judgment motion filed in the Securities Class Action, which the court so-ordered on February 6, 2023. (Wang Action, ECF No. 28). On May 22, 2023, upon execution of a confidentiality agreement, plaintiff Wang received confidential documents from the Company that were produced in response to a books and records demand made by a stockholder pursuant to 8 Del. C. § 220.

On May 24, 2024, the parties to the Wang Action filed a Joint Status Report, informing the court that: (1) a settlement was finally approved by the Court in the Securities Class Action on March 18, 2024; (2) the parties in the Wang Action, along with the parties in the Derivative Actions, attended the Mediation and had reached an agreement in principle to settle the Wang Action; (3) the parties were in the process of drafting and negotiating the necessary settlement documentation; and (4) the parties would apprise the Court of further developments within ninety (90) days. (Wang Action, ECF No. 29).

On May 28, 2024, the court in the Wang Action ordered the parties to file a stipulation of dismissal or an additional joint status report with the court on or before August 30, 2024. (Wang Action, ECF No. 30).

E.	The Wallace Action

On January 3, 2023, plaintiff Wallace made an inspection demand on Faraday pursuant to 8 Del. Code Section 220 for access to Faraday’s internal books and records. In response, Faraday produced documents to plaintiff Wallace on March 1, 2023.

On May 17, 2023, plaintiff Wallace made a litigation demand on the Board to investigate and bring action against the Individual Defendants for, inter alia, breaches of their fiduciary duties. Nine days later, the Board rejected the demand, stating in a letter that the demand was “duplicative” of matters the Board had already investigated and that the Board therefore “decline[d] to take the requested legal action.”

On June 26, 2023, plaintiff Wallace filed a Verified Stockholder Derivative Complaint in the Delaware Court of Chancery making claims for breaches of fiduciary duty, unjust enrichment, and contribution against the Individual Defendants and alleging that the Board’s rejection of the demand was wrongful and not a valid exercise of business judgment. (Wallace Action, Trans. ID 70260729).

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On August 9, 2023, certain of the Defendants filed a motion to dismiss or, in the alternative, to stay, the Wallace Action, and on August 23, 2023, defendant Jordan Vogel moved to dismiss the complaint. (Wallace Action, Trans. IDs 92321841, 92410845).

On December 26, 2023, the parties to the Wallace Action filed a Stipulation and [Proposed] Order Staying Action, requesting the court to stay the Wallace Action pending resolution of the motion to dismiss the California Action and final adjudication of the settlement of the Securities Class Action, which the Court so ordered on December 29, 2023. (Wallace Action, Trans. IDs 93366322, 93387035).

F.	The Farazmand Chancery Action

Plaintiffs Farazmand and Zhou did not oppose the argument made by certain of the Defendants in their motions to dismiss the California Action that their Delaware state law claims should have been made in the Delaware Court of Chancery. On December 22, 2023, plaintiffs Farazmand and Zhou filed a Verified Stockholder Derivative Complaint in the Delaware Court of Chancery asserting claims for breaches of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and aiding and abetting. (Farazmand Chancery Action, Trans. ID 93356601). On January 16, 2024, Defendants filed motions to dismiss the Delaware Chancery Action. (Farazmand Chancery Action, Trans. IDs 93501378, 93501837).

G.	Settlement Efforts

On July 7, 2023, the California Plaintiffs sent a settlement demand letter to Defendants that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address the governance deficiencies that resulted in the wrongdoing alleged in the California Action. Similar settlement demand letters were sent to Defendants by plaintiffs Moubarak and Wang on May 19, 2023, and by plaintiff Wallace on June 27, 2023.

On December 22, 2023, Plaintiffs sent a joint settlement demand letter to Defendants that superseded the foregoing settlement demands and that, inter alia, proposed a settlement framework that included a comprehensive set of corporate governance reforms designed to address the governance deficiencies alleged in the Derivative Actions. On April 30, 2024, Defendants sent a draft counter proposal to the joint settlement demand to Plaintiffs.

In April 2024, Plaintiffs and Defendants agreed to mediate the Derivative Actions to attempt to resolve the claims and potential claims asserted therein. The Mediation was set for May 13, 2024 with the Mediator.

On May 6, 2024, in anticipation of the Mediation, the Parties submitted to the Mediator and exchanged with each other mediation statements, addressing relevant arguments and allegations in the Derivative Actions. The Parties also exchanged subsequent counter proposals to Plaintiffs’ joint settlement demand leading up to and during the Mediation.

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On May 13, 2024, Plaintiffs and Defendants participated in the full-day Mediation in Los Angeles, California, some of them participating in person, and some of them participating virtually. That day, following the Parties’ continuing exchanges of settlement counter proposals during the Mediation, the Parties were able to reach an agreement in principle on the substantive terms of the settlement and memorialized the same in a memorandum of understanding (the “Memorandum of Understanding”), including the corporate governance reforms that Faraday would adopt as consideration for the settlement as reflected in the term sheet attached hereto as Exhibit A (the “Reforms”).

During the Mediation, after the Parties reached an agreement in principle on the material terms of the settlement, the Parties separately negotiated at arm’s length, with the Mediator’s assistance, the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel in consideration of the substantial benefits conferred on the Company by the Reforms due to the efforts of Plaintiffs’ Counsel and agreed that Defendants’ insurers will pay $775,000.00 in attorneys’ fees and expenses to Plaintiffs’ Counsel, subject to Court approval.

II.	PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the derivative claims in the Derivative Actions have substantial merit, and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Faraday press releases, public statements, and filings with the U.S. Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings and orders in the Securities Class Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing initial complaints in the Derivative Actions; (vi) researching and evaluating factual and legal issues relevant to the claims; (vii) reviewing thousands of pages of confidential internal corporate documents produced by Defendants; (viii) preparing and filing an amended complaint in the California Action; (ix) researching and drafting the opposition to the four motions to dismiss filed in the California Action and attending oral argument; (x) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Derivative Actions, and other issues in an effort to facilitate negotiations; (xi) researching the Company’s corporate governance structure in connection with settlement efforts; (xii) preparing comprehensive written settlement demands and modified demands over the course of the Parties’ settlement negotiations; (xiii) preparing a mediation statement; (xiv) participating in the full-day Mediation; and (xv) negotiating and drafting this comprehensive Stipulation.

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Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Faraday. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Faraday and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants enter into this Stipulation without in any way acknowledging any fault, liability, or wrongdoing of any kind. Defendants have denied and continue to deny vigorously that they have committed or engaged in any wrongdoing or violation of law whatsoever. Defendants further deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Actions. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Actions.

Nonetheless, Defendants have concluded that it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation, which Defendants believe are fair, reasonable, and adequate. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex derivative actions. Defendants have, therefore, determined that it is in the best interests of Faraday for the Derivative Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, any of the documents or exhibits referenced in or attached to it, or any actions taken in furtherance or implementation of this Stipulation or of the Settlement set forth herein, including, without limitation, entry of the Judgment defined below, shall in any way be (i) deemed or otherwise construed to be an admission by or against any of the Defendants of any act, matter, proposition fault, wrongdoing, or concession of liability whatsoever; or (ii) used in any manner for any purpose in any subsequent proceeding in the Derivative Actions, or in any other action or proceeding, including, without limitation, as evidence of the validity of any of the Released Claims defined below.

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IV.	INDEPENDENT DIRECTOR APPROVAL

The independent members of Faraday’s Board approved a resolution reflecting its determination that the Settlement, and separately, the Reforms, are in the best interest of Faraday.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Parties herein, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the Court, that the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Board” means the Board of Directors of Faraday.

1.2 “California Action” means the consolidated derivative action pending in the United States District Court for the Central District of California, captioned In re Faraday Future Intelligent Electric Inc. Derivative Litigation, Lead Case No. 2:22- cv-01570-CAS-JC (C.D. Cal.).

1.3 “California Plaintiffs” means Ashkan Farazmand and Wangjun Zhou.

1.4 “Court” means the United States District Court for the Central District of California.

1.5 “Current Faraday Stockholders” means any Person or Persons who are record or beneficial owners of Faraday stock as of the date of this Stipulation and who continue to own Faraday stock through the date of the Settlement Hearing (defined herein), excluding the Individual Defendants, the officers and directors of Faraday, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

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1.6 “Defendants” means the Individual Defendants and nominal defendant, Faraday.

1.7 “Defendants’ Counsel” means Troutman Pepper Hamilton Sanders LLP, Quinn Emanuel Urquhart & Sullivan LLP, and Latham & Watkins LLP.

1.8 “Defendants’ Released Claims” means any and all manners of claims or causes of action (including known and Unknown Claims), whether based on federal, state, local, statutory or common law, in equity, or on any other law, rule, regulation, ordinance, contract, or the law of any foreign jurisdiction, whether fixed or contingent, known or unknown, liquidated or unliquidated, suspected or unsuspected, asserted or unasserted, matured or unmatured, arising out of the commencement, litigation, or settlement of the Derivative Actions. “Defendants’ Released Claims” shall not include claims to enforce the terms of the Stipulation and/or the Judgment, and shall not include claims, if any, that any party may have against its insurer with respect to any payment obligations under the Settlement.

1.9 “Defendants’ Released Persons” means Plaintiffs, Plaintiffs’ Counsel, and each and all of their past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Plaintiff or any counsel for any Plaintiff, and each of their respective predecessors, successors, and assigns, Faraday, and all Faraday stockholders (solely in their capacity as Faraday stockholders).

1.10 “Derivative Actions” means the California Action, the Farazmand Chancery Action, the Moubarak Action, the Wang Action, and the Wallace Action.

1.11 “Effective Date” means the date by which all of the conditions specified in paragraph V (6.1) have been met.

1.12 “Faraday” or the “Company” means nominal defendant Faraday Future Intelligent Electric Inc. and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.13 “Farazmand Chancery Action” means the stockholder derivative action captioned Farazmand v. Breitfeld et al., Case No. 2023-1283-LWW, pending in the

Delaware Court of Chancery.

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1.14 “Final” means the expiration of all time to seek appeal or other review of the Judgment (defined herein), or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise.

1.15 “Individual Defendants” means Eduardo Abush, David Amsterdam, Aaron Feldman, Avi Savar, Jordan Vogel, Carsten Breitfeld, Zvi Glasman, Walter J. McBride, Matthias Aydt, Chaoying Deng, Edwin Goh, Yueting Jia, Brian Krolicki, Lee Liu, Susan Swenson, Scott Vogel, Jiawei Wang, and Qing Ye.

1.16 “Judgment” means the Order and Final Judgment entered by the Court that dismisses the California Action pursuant to the Settlement, substantially in the form of Exhibit E attached hereto.

1.17 “Moubarak Action” means the stockholder derivative action captioned Moubarak v. Breitfeld et al, C.A. No. 1:22-cv-00467-GBW, pending in the United States District Court for the District of Delaware.

1.18 “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit C attached hereto.

1.19 “Parties” means Plaintiffs, Individual Defendants, and Faraday.

1.20 “Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

1.21 “Plaintiffs” means Ashkan Farazmand, Wangjun Zhou, Christy Wallace, John Moubarak, and Shaobo Wang.

1.22 “Plaintiffs’ Counsel” means The Brown Law Firm, P.C., as lead counsel for Plaintiffs Ashkan Farazmand and Wangjun Zhou; Schubert Jonckheer & Kolbe LLP, as counsel for Plaintiff Christy Wallace; Gainey McKenna & Egleston, as counsel for Plaintiff John Moubarak; and Hynes & Hernandez, LLC and Bragar Eagel & Squire, P.C., as counsel for Plaintiff Shaobo Wang.

1.23 “Plaintiffs Releasing Parties” means Plaintiffs, for themselves and derivatively on behalf of Faraday, Current Faraday Stockholders, derivatively on behalf of Faraday, and Faraday, and their respective agents, spouses, heirs, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns, in their capacities as such, and any Person or entity that could assert any of the Released Claims on their behalf.

1.24 “Preliminary Approval Order” means the [Proposed] Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Faraday Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

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1.25 “Reforms” means the corporate governance reforms set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and maintain, pursuant to and in accordance with this Stipulation.

1.26 “Released Claims” means all claims or causes of action (including known and Unknown Claims), including, but not limited to, any claims for damages, injunctive relief, interest, attorneys’ fees, expert, or consulting fees, and any and all other costs, expenses, sums of money, or liabilities whatsoever, against any of the Released Persons that: (i) were asserted or could have been asserted derivatively in the Derivative Actions; (ii) would have been barred by res judicata had the Derivative Actions been fully litigated to final judgment; (iii) that have been, could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern, are based upon, involve, or arise out of, or relate to any of the subject matters, allegations, transactions, facts, events, occurrences, disclosures, representations, statements, omissions alleged, acts, failures to act, alleged mismanagement, misconduct, concealment, alleged misrepresentations, alleged violations of local, state or federal law, sale of stock, or other matters involved, set forth, or referred to, or could have been alleged in or encompassed by, the complaints in the Derivative Actions; or (iv) arise out of, relate to, or concern the defense, settlement, or resolution of the Derivative Actions or the Released Claims. “Released Claims” shall not include: (i) claims to enforce the terms of the Stipulation and/or the Judgment; or (ii) exclusively direct claims (i.e., as opposed to derivative claims) absent Faraday stockholders may have in an individual capacity against Defendants.

1.27 “Released Persons” means Defendants’ Counsel and each of Defendants and each and all of their past, present, or future family members, spouses, domestic partners, associates, affiliates, subsidiaries, parents, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other Person or entity acting or purporting to act for or on behalf of any Defendant, and each of their respective predecessors, successors, and assigns.

1.28 “Settlement” means the settlement and compromise of the Derivative Actions as provided for in this Stipulation.

1.29 “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.

1.30 “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of

Exhibit D attached hereto.

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1.31 “Unknown Claims” means any Released Claim(s) that any of the Plaintiffs Releasing Parties does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, the Plaintiffs Releasing Parties shall expressly waive and relinquish, and each Current Faraday Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Plaintiffs Releasing Parties acknowledge that they and Current Faraday Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties that the Plaintiffs Releasing Parties and all Current Faraday Stockholders shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

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1.32 “Wallace Action” means the stockholder derivative action captioned Wallace v. Krolicki et al., Case No. 2023-0639-LWW, pending in the Delaware Court of Chancery.

1.33 “Wang Action” means the stockholder derivative action captioned Wang v. Breitfeld et al., C.A. No. 1:22-cv-00525-GBW, pending in the United States District Court for the District of Delaware.

2.	TERMS OF THE SETTLEMENT

2.1 Within thirty (30) days of issuance of the Judgment by the Court, the Board shall adopt resolutions, amend Board committee charters, corporate governance documents, and/or the Company’s Bylaws1, and adopt corporate governance guidelines, as appropriate, to ensure adherence to the Reforms, which are set forth in Exhibit A attached hereto, and which shall remain in effect for no less than three (3) years after the Judgment is entered by the Court.

2.2 Faraday and its Board acknowledge and agree that Plaintiffs’ efforts, including investigating, preparing, commencing, and prosecuting the Derivative Actions, were the cause of the adoption, implementation, and maintenance of the Reforms. Faraday and its Board also acknowledge and agree that the Reforms confer substantial benefits on Faraday and Faraday’s stockholders.

3.	APPROVAL AND NOTICE

3.1 As soon as practicable, the California Plaintiffs shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Faraday Stockholders; and (iii) a date for the Settlement Hearing.

3.2 Within ten (10) days after the entry of the Preliminary Approval Order, Faraday shall: (1) post a copy of the Notice and the Stipulation (and exhibits thereto) on the Investor Relations page of the Company’s website; (2) publish the Summary Notice in a press release; and (3) file with or furnish to the SEC the Notice and Stipulation (and exhibits thereto) as exhibits to an SEC Form 8-K. The Notice shall provide a link to the Investor Relations page on Faraday’s website where the Notice and Stipulation (and exhibits thereto) may be viewed, which page will be maintained through the date of the Settlement Hearing. Faraday shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement set forth in this paragraph or as otherwise required by the Court. The Parties believe the manner of the notice procedures set forth in this paragraph constitutes adequate and reasonable notice to Faraday stockholders pursuant to applicable law and due process.

[1]	The term “Bylaws” refers to the Amended and Restated Bylaws of Faraday Future Intelligent Electric Inc. (a Delaware Corporation) (Amended and Restated as of June 12, 2023).

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3.3 Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Current Faraday Stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons.

4.	ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES

4.1 In consideration of the substantial benefits conferred upon Faraday as a direct result of the Reforms and Plaintiffs’ and Plaintiffs’ Counsel’s efforts in connection with the Derivative Actions, and subject to Court approval, Defendants’ insurers shall pay to Plaintiffs’ Counsel, collectively, their attorneys’ fees and costs in the amount of seven hundred and seventy-five thousand dollars ($775,000.00) (the “Fee and Expense Amount”).

4.2 Within thirty (30) days of the date of entry of the Preliminary Approval Order and The Brown Law Firm, P.C.’s provision of wire instructions and W-9 form, whichever is later, Defendants’ insurers shall pay the Fee and Expense Amount to The Brown Law Firm, P.C.’s (the “Escrow Agent”) escrow account (the “Escrow Account”), which amount, to the extent approved by the Court, shall be released by the Escrow Agent from the Escrow Account once the Court enters the Judgment and an order approving the Fee and Expense Amount, notwithstanding any potential appeals, to Plaintiffs’ Counsel, pursuant to an allocation agreed to by Plaintiffs’ Counsel. Defendants are not responsible for the allocation of the Fee and Expense Amount amongst Plaintiffs’ Counsel. Plaintiffs’ Counsel shall make no request to the Court for (and hereby release any right they may otherwise have to seek) attorneys’ fees and/or costs beyond the Fee and Expense Amount.

4.3 In the event that the Judgment fails to become Final as defined in paragraph V (¶1.14), or to the extent that the Court does not approve Plaintiffs’ Counsel’s application for an award of attorneys’ fees and costs in the full amount of the Fee and Expense Amount, or to the extent the Fee and Expense Amount is reduced as the result of an appeal, Plaintiffs’ Counsel must refund the Fee and Expense Amount and any and all interest accrued thereon since payment to the extent it is denied or reduced to Defendants’ insurers within thirty (30) days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction.

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4.4 Plaintiffs’ Counsel may apply to the Court for service awards of up to two thousand dollars ($2,000.00) for each of the Plaintiffs to be paid from the Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions (the “Service Awards”). Defendants shall not object to the application for the Service Awards.

4.5 The Court’s awarding of any fees and costs is not a necessary term of this Settlement, and it is not a condition of this Settlement that Plaintiffs’ Counsel’s application(s) for such fees and costs be approved by the Court in the amount of the Fee and Expense Amount or in any other amount.

5.	RELEASES

5.1 Within five (5) days after the Effective Date, the parties in the Derivative Actions other than the California Action will file stipulations of dismissal with prejudice in those respective actions.

5.2 Upon the Effective Date, the Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons, individually on behalf of themselves, and derivatively on behalf of Faraday, and on behalf of their respective agents, spouses, heirs, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns, in their capacities as such. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or the Judgment.

5.3 Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment.

6.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION

6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a. Court approval of the content and method of providing notice of the proposed Settlement to Current Faraday Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current Faraday Stockholders;

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b. payment of the Fee and Expense Amount in accordance with paragraph V (4.2);

c. Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the California Action with prejudice, without awarding costs to any party, except as provided herein; and

d. the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions specified above in paragraph V (6.1) are not met, then this Stipulation shall be canceled and terminated subject to paragraph V (6.3), unless counsel for the Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Parties shall be restored to their respective positions in the Derivative Actions as of the date of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within thirty (30) days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions, or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose.

7.	MISCELLANEOUS PROVISIONS

7.1 The Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Settlement and to exercise their reasonable best efforts to accomplish the foregoing terms and conditions of the Settlement.

7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3 The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions and any and all claims released herein.

7.4 Nothing in this Stipulation, or any other settlement-related documents or communications, constitutes an admission that any claim which was brought or could have been brought in the Derivative Actions has or lacks any merit whatsoever, or that Defendants have committed or engaged in any violation of law or wrongdoing whatsoever.

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7.5 This Stipulation shall not be deemed to prejudice any of the positions of any of the Parties.

7.6 Neither this Stipulation (including any documents or exhibits referenced in or attached hereto), nor any of its terms or provisions, nor entry of the Judgment, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, is or shall either be construed or otherwise used as evidence of, the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

7.7 Defendants and Defendants’ Released Persons may file this Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.8 This Settlement may not be terminated, modified, or amended, except by an agreement in writing signed by the Parties.

7.9 This Stipulation shall be construed as if the Parties collectively prepared it, and any uncertainty or ambiguity shall not be interpreted against any of the Parties.

7.10 This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and shall be governed by, construed, and enforced in accordance with the laws of the State of California without regard to any state’s principles, policies, or provisions governing choice of law.

7.11 This Stipulation and the exhibits attached hereto contain the entire understanding of the Parties concerning the subject matter hereof and supersede any and all prior agreements or negotiations of the Parties, whether oral or in writing, with respect to its subject matter.

7.12 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein. In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.13 This Settlement may be executed in any number of counterparts with the same effect as if all Parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument. A facsimile or electronic (e.g., PDF format) copy of this Settlement as executed shall be deemed an original.

7.14 Subject to, and conditional on, the Court’s final approval of the Settlement contemplated herein, the Parties agree that each has complied fully with the applicable requirements of good faith litigation. The Parties shall not take the position that the Derivative Actions were brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure and relevant state provisions, respectively. The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s-length by the Parties and reflect a settlement that was reach voluntarily based upon adequate information and after consultation with competent legal counsel.

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7.15 No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.16 In the event any proceedings by or on behalf of Faraday, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Faraday, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

7.17 Any planned, proposed, or actual sale, merger, or change-in-control of Faraday shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Faraday, the Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

7.18 The Parties shall attempt to resolve any dispute arising out of or relating to the Settlement in good faith. If, after consulting in good faith for a reasonable time, the Parties are unable to reach agreement concerning the dispute, the matter shall be referred to the Mediator for a resolution, with the fees and expenses of the Mediator to be divided equally between the Parties.

7.19 The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Parties and their undersigned counsel submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

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IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated July 19, 2024.

THE BROWN LAW FIRM, P.C.		TROUTMAN PEPPER HAMILTON SANDERS LLP

By:	/s/ Timothy Brown	By:	/s/ Alan J. Kessel

Timothy Brown Saadia Hashmi		Alan J. Kessel
767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427		350 South Grand Avenue, Suite 3400 Los Angeles, CA 90071
Email: tbrown@thebrownlawfirm.net shashmi@thebrownlawfirm.net		Telephone: (213) 928-9800 Email: alan.kessel@troutman.com
Counsel for Plaintiffs Ashkan Farazmand and Wangjun Zhou

GAINEY MCKENNA & EGLESTON		Jay A. Dubow Erica Dressler
Two Logan Square / 18th & Arch Philadelphia, PA 19103
By:	/s/ Thomas J. McKenna	Telephone: (215) 891-4000
Email: jay.dubow@troutman.com
Thomas J. McKenna Gregory M. Egleston		erica.dressler@troutman.com
260 Madison Avenue, 22nd Floor New York, NY 10016 Telephone: (212) 983-1300 Email: tjmckenna@gme-law.com		Mary Weeks 600 Peachtree Street, Suite 3000 Atlanta, GA 30308
gegleston@gme-law.com		Telephone: (404) 885-3000 Email: mary.weeks@troutman.com
Counsel for Plaintiff John Moubarak

HYNES & HERNANDEZ, LLC		QUINN EMANUEL URQUHART & SULLIVAN LLP

By:	/s/ Ligaya Hernandez	Will Sears
865 South Figueroa Street, 10th Floor
Michael Hynes Ligaya Hernandez		Los Angeles, CA 90017
101 Lindenwood Drive		Telephone: (213) 443-3000
Malvern, PA 19355		Email: willsears@quinnemanuel.com
Telephone: (484) 875-3116
Email: mhynes@hh-lawfirm.com		Kathryn Hutchins
lhernandez@hh-lawfirm.com		700 Louisiana Street, Suite 3900
Houston, TX 77002
BRAGAR EAGEL & SQUIRE, P.C.		Telephone: (713) 221-7000 Email:
kathrynhutchins@quinnemanuel.com
Melissa A. Fortunato
580 California Street, Suite 1200		LATHAM & WATKINS LLP
San Francisco, CA 94104
Telephone: (212) 308-1869		Michele D. Johnson
Email: fortunato@bespc.com Counsel for Plaintiff Shaobo Wang		Kristin N. Murphy Jordan D. Cook 650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
SCHUBERT JONCKHEER & KOLBE LLP		Telephone: (714) 540-1235
Email: michele.johnson@lw.com
By:	/s/ Willem F. Jonckheer	kristin.murphy@lw.com jordan.cook@lw.com
Counsel for Defendants
Robert C. Schubert
Willem F. Jonckheer
2001 Union St, Suite 200
San Francisco, CA 94123
Telephone: (415) 788-4220

Counsel for Plaintiff Christy Wallace

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UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

IN RE FARADAY FUTURE INTELLIGENT ELECTRIC INC. DERIVATIVE LITIGATION	Lead Case No. 2:22-cv-01570-CAS-JC Consolidated with Case No. 2:22-cv-01852-CAS-JC

EXHIBIT A
This Document Relates to:
ALL ACTIONS.

CORPORATE GOVERNANCE REFORMS

(A) Creation of Management-Level Disclosure Committee

1.	The Company shall create a management-level Disclosure Committee comprised of “senior officers and representatives from the key functional areas of the Company, the General Counsel, the senior internal audit manager, and CFO.” The Committee shall elect a Chairperson annually.

2.	The Disclosure Committee shall review any public statements to be made by the Company, its officers, and/or its directors referencing product development, technology, manufacturing, marketing, and operations capabilities, goals or production targets.

3.	The Disclosure Committee shall hold regular meetings prior to the filing of the Company’s annual and quarterly reports with SEC, and ad-hoc meetings from time to time as directed by the Chairperson. The Committee shall keep records of all such meetings.

4.	Representatives of the Company’s independent auditor and other personnel of the Company, or representatives of its outside advisors, may be invited to attend Disclosure Committee meetings as deemed necessary or appropriate by the Disclosure Committee in performing its duties and responsibilities.

5.	The Company shall institute a pre-clearing mechanism for material information disseminated on social media news outlets.

6.	The Chairperson shall on a quarterly basis provide or cause to be provided to the Audit Committee with a report regarding its activities, and whenever warranted by the facts and circumstances.

(B) Compliance Officer Job Profile and Responsibilities

7.	The Company shall create a formal policy setting forth the duties and responsibilities of the Compliance Officer (“CO”), to include:

a.	Evaluating and defining the goals of Faraday’s ethics and compliance program in light of trends and changes in laws that may affect Faraday’s compliance with all relevant laws.

b.	Managing and overseeing Faraday’s ethics and compliance program, implementing procedures for monitoring and evaluating the program’s performance, and communicating with and informing the Board regarding progress toward meeting program goals.

c.	Planning and coordinating regulatory risk assessments to recommend business operation improvements.

d.	Communicating with regulatory agencies to ensure that the Company complies with applicable federal, state and local laws and regulations.

e.	Developing and overseeing compliance training for management and employees.

f.	Acting as the liaison between management and the Board, in which capacity the CO shall: (i) be primarily responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations; (ii) report material risks relating to compliance or disclosure issues to the Board promptly; and (iii) make written recommendations for further evaluation and/or remedial action within deadlines established by the Board.

g.	Implementing procedures to ensure that any material transaction that Faraday is contemplating under the Related Person Transaction Policy that would confer a monetary or other benefit to a party that is related to Faraday, its officers, or its directors will promptly be disclosed to the Board.

h.	Promptly reporting to the Board any allegations of compliance and ethics concerns relating to fraud or reporting violations, and preparing quarterly written reports to the Board evaluating, and where necessary recommending, remedial actions.

(C) COMPENSATION RECOUPMENT POLICY

8.	The Compensation Committee shall review on an annual basis management’s compliance with the Company’s internal guidelines and policies. The Compensation Committee may take into account the results of this review in setting all incentive-based compensation arrangements.

(D) EMPLOYEE TRAINING

9.	Employees shall attest annually that they have read, understand, and will comply with Faraday’s Code of Business Conduct and Ethics.

(E) INDEPENDENT BOARD CHAIR

10.	The Company’s Corporate Governance Guidelines shall be amended to provide that if the roles of CEO and Chair of Board are not separate, the Company shall require a Lead Independent Director be appointed.

11.	The Lead Independent Director shall be empowered to chair all meetings of the Board when the Chairman is not present, call and chair executive session meetings of independent directors, set agendas for meetings of the independent directors with input from the independent directors, place items on the agenda for full Board meetings, call special meetings of the Board, and serve as a liaison between the independent directors and the Chairman and CEO.

(F) AUDIT COMMITTEE CHARTER CHANGES

12.	Amend Audit Committee Charter to add risk management responsibilities, including:

a.	Administer risk management policies of Company;

b.	Identify and monitor material risks relating to compliance;

c.	Monitor compliance with Faraday’s Code of Conduct;

d.	Conduct annual review of policies and procedures related to legal and regulatory compliance; and

e.	The Audit Committee shall post its existing procedures for the receipt of complaints regarding accounting, internal accounting controls, etc. on the Company’s website.

(G) WHISTLEBLOWER POLICY

13.	The Company will amend its whistleblower policy and ensure that it is made available to all employees and described on the Company’s website and throughout Company’s facilities that shall:

a.	Communicate effectively that Faraday is serious about adherence to its code of conduct and that whistleblowing is an important tool in achieving this goal.

b.	Make clear that whistleblowing provisions are also designed to report any potential or suspected violation of any federal or state law (in any form, including accounting violations, insider trading, etc.) and not simply to report violations of Faraday’s policies, or violations of the federal securities laws.

14.	The Company will adequately notify employees, independent contractors, and vendors of Faraday and other third parties of the following:

a.	Whistleblowers have the right to report concerns directly to the SEC, DOJ, and/or other applicable regulatory agencies (and have the right to hire their own lawyer to represent them in any such proceeding, at their own cost, if they so choose).

b.	A log of whistleblower complaints, as well as the results of all investigations of complaints, shall be memorialized in writing and be maintained for a period of not less than five (5) years. The Company shall require its external auditor to review the log and any investigation results in connection with each annual audit.

c.	Where the whistleblower has identified themselves in the complaint, the General Counsel shall notify the whistleblower when the investigation or evaluation of the complaint is complete and the results thereof.

(H) RELATED PERSON TRANSACTIONS

15.	The Audit Committee shall ensure the new Related Person Transaction Policy complies with SEC and NYSE/NASD guidance.

16.	All officers and directors shall submit to the Compliance Officer an up-to- date list of companies in which they are a director, an officer, and/or in which they own a controlling interest, and promptly update the list when any changes occur.

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION

IN RE FARADAY FUTURE INTELLIGENT ELECTRIC INC. DERIVATIVE LITIGATION	Lead Case No. 2:22-cv-01570-CAS-JC Consolidated with Case No. 2:22-cv-01852-CAS-JC

EXHIBIT B
This Document Relates to:
ALL ACTIONS.

[PROPOSED] PRELIMINARY APPROVAL ORDER

WHEREAS, this matter came before the Court for a hearing on __________________, 2024. Ashkan Farazmand and Wangjun Zhou (the “California Plaintiffs”) in the above-captioned action (the “California Action”) pending in the United States District Court for the Central District of California (the “Court”) have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of stockholder derivative claims brought on behalf of Faraday Future Intelligent Electric Inc. (“Faraday” or the “Company”), in accordance with the Stipulation and Agreement of Settlement dated July 19, 2024 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Current Faraday Stockholders; and (iii) setting a date for the Settlement Hearing.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to, a proposed Settlement and dismissal of the following stockholder derivative actions with prejudice: (i) the above-captioned action, titled In re Faraday Future Intelligent Electric Inc. Derivative Litigation, Lead Case No. 2:22-cv-01570-CAS-JC; (ii) Wang v. Breitfeld et al., C.A. No. 1:22- cv-00525-GBW (D. Del.); (iii) Moubarak v. Breitfeld et al., C.A. No. 1:22-cv-00467- GBW (D. Del.); (iv) Wallace v. Krolicki et al., C.A. No. 2023-0639-LWW (Del. Ch.); and (v) Farazmand v. Breitfeld et al., C.A. No. 2023-1283-LWW (Del. Ch.) (collectively, the “Derivative Actions”);

WHEREAS, the Court having: (i) read and considered Plaintiffs’ Unopposed Motion for Preliminary Approval of Stockholder Derivative Settlement together with the accompanying Memorandum of Points and Authorities; (ii) read and considered the Stipulation, as well as all of the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Parties in favor of preliminary approval of the Settlement;

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Faraday and appears to be the product of serious, informed, non- collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Faraday stockholders should be apprised of the Settlement through the proposed form of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing.

[1]	Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the terms of the Settlement set forth therein.

2. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

3. A hearing shall be held on __________________, 2024 at _____ _.m., before the Honorable Christina A. Snyder, at the United States District Court for the Central District of California, Western Division, United States Courthouse, 350 W. First Street, Courtroom 8D, 8th Floor, Los Angeles, California 90012 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount should be approved; (v) whether Service Awards payable from the Fee and Expense Amount to the five Plaintiffs should be approved; and (vi) such other matters as the Court may deem appropriate.

4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process.

5. Within ten (10) days after the entry of this Preliminary Approval Order, Faraday shall: (1) post a copy of the Notice and the Stipulation (and exhibits thereto) on the Investor Relations page of the Company’s website; (2) publish the Summary Notice in a press release; and (3) file the Notice, with a copy of the Stipulation (and exhibits thereto), as exhibits to an SEC Form 8-K. The Notice shall provide a link to the Investor Relations page on Faraday’s website where the Notice and Stipulation (and exhibits thereto) may be viewed, which page will be maintained through the date of the Settlement Hearing.

6. All costs incurred in the filing, posting, and publication of the notice of the Settlement shall be paid by Faraday, and Faraday shall undertake all administrative responsibility for the filing, posting, and publication of the notice of the Settlement.

7. Within twenty (20) days after the entry of this Preliminary Approval Order, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing, publishing, and posting the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

8. All Current Faraday Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Derivative Actions concerning the Settlement, whether favorable or unfavorable to Current Faraday Stockholders.

9. Pending final determination of whether the Settlement should be approved, Plaintiffs and Faraday stockholders shall not commence, institute, or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

10. Any stockholder of Faraday common stock may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Amount or Service Awards should not be awarded. However, no Faraday stockholder shall be heard or entitled to contest the approval of the Settlement, or, if approved, the Judgment to be entered thereon, unless that Faraday stockholder has caused to be filed, and served on counsel as noted below: (i) a written notice of objection with the case name and number (In re Faraday Future Intelligent Electric Inc. Derivative Litigation, Lead Case No. 2:22-cv-01570-CAS-JC (C.D. Cal.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Faraday common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony.

11. At least twenty-one (21) days prior to the Settlement Hearing set for ____________________, 2024, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, United States District Court for the Central District of California, Western Division, United States Courthouse, 350 W. First Street, Suite 4311, Los Angeles, California 90012 and serve such materials by that date, on each of the following Parties’ counsel:

Counsel for Plaintiffs:	Counsel for Defendants:

THE BROWN LAW FIRM, P.C.	TROUTMAN PEPPER
Timothy Brown	HAMILTON SANDERS LLP
767 Third Avenue, Suite 2501	Jay A. Dubow
New York, NY 10017	Two Logan Square / 18th & Arch
Telephone: (516) 922-5427	Philadelphia, PA 19103
Email: tbrown@thebrownlawfirm.net	Telephone: (215) 891-4000
Email: jay.dubow@troutman.com

12. Only stockholders who have filed with the Court and sent to the Parties’ counsel valid and timely written notices of objection and notices of appearance will be entitled to be heard at the hearing unless the Court orders otherwise.

13. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Amount and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation.

14. The California Plaintiffs shall file their motion for final approval of the Settlement at least twenty-eight (28) days prior to the Settlement Hearing. If there is any objection to the Settlement, the deadline for filings in response to the objection(s) is seven (7) days prior to the Settlement Hearing.

15. All proceedings in the California Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

16. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Faraday stockholders.

17. Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

18. The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to Current Faraday Stockholders and reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current Faraday Stockholders. Any Current Faraday Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investor Relations page of Faraday’s website for any change in the date, time, or format of the Settlement Hearing.

IT IS SO ORDERED.

DATED:
HONORABLE CHRISTINA A. SNYDER
UNITED STATES DISTRICT JUDGE

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION

IN RE FARADAY FUTURE INTELLIGENT ELECTRIC INC. DERIVATIVE LITIGATION	Lead Case No. 2:22-cv-01570-CAS-JC Consolidated with Case No. 2:22-cv-01852-CAS-JC

EXHIBIT C
This Document Relates to:
ALL ACTIONS.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF FARADAY FUTURE INTELLIGENT ELECTRIC INC. (“FARADAY” OR THE “COMPANY”) COMMON STOCK AS OF JULY 19, 2024.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, CURRENT FARADAY STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF FARADAY COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated July 19, 2024 (the “Stipulation”). The purpose of this Notice is to inform you of:

●	the existence of the above-captioned consolidated derivative action pending in the United States District Court for the Central District of California (the “Court”) captioned In re Faraday Future Intelligent Electric Inc. Derivative Litigation, Lead Case No. 2:22-cv-01570-CAS-JC (the “California Action”);

●	the existence of similar derivative actions pending in the (1) Delaware Court of Chancery (the “Chancery Court”) captioned Farazmand v. Breitfeld et al., C.A. No. 2023-1283-LWW (the “Farazmand Chancery Action”); (2) Chancery Court captioned Wallace v. Krolicki et al., C.A. No. 2023-0639-LWW (the “Wallace Action”); (3) United States District Court for the District of Delaware captioned Moubarak v. Breitfeld et al, C.A. No. 1:22-cv-00467-GBW (the “Moubarak Action”); and (4) United States District Court for the District of Delaware captioned Wang v. Breitfeld et al., C.A. No. 1:22-cv-00525-GBW (the “Wang Action,” and together with the California Action, the Farazmand Chancery Action, the Wallace Action, and the Moubarak Action, the “Derivative Actions”);

●	the proposed settlement between Plaintiffs[1] and Defendants reached in the Derivative Actions (the “Settlement”);

●	the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the California Action with prejudice;

●	Plaintiffs’ Counsel’s application to the Court for a Fee and Expense Amount; and

●	Plaintiffs’ Counsel’s application to the Court for case Service Awards to the five Plaintiffs in the Derivative Actions.

[1]	All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On July 19, 2024, Faraday, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Derivative Actions, which Stipulation was filed in the Court. The Derivative Actions were brought on behalf of Faraday against certain current and former directors and officers of the Company and against Faraday as a nominal defendant. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released

Claims and to result in the complete dismissal of the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (the “Reforms”).

In recognition of the substantial benefits conferred upon Faraday as a direct result of the Reforms achieved through the prosecution and Settlement of the Derivative Actions, and subject to Court approval, the Parties agreed, with a mediator’s assistance, on May 13, 2024, that Defendants’ insurers shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of seven hundred and seventy-five thousand dollars ($775,000.00) (the “Fee and Expense Amount”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to each of the five Plaintiffs in an amount of up to two thousand dollars ($2,000.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations page of the Company’s website, www.____________, contact Plaintiffs’ Counsel at the address, email or, telephone number listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What are the Lawsuits About?

The Derivative Actions are brought derivatively on behalf of nominal defendant Faraday and allege, inter alia, that between January 28, 2021 through April 14, 2022, at least, the Individual Defendants breached their fiduciary duties by issuing and/or causing the Company to issue materially false and misleading statements (including by soliciting a materially false and misleading proxy statement allegedly in violation of Section 14(a) of the Securities Exchange Act of 1934). Plaintiffs allege that the Individual Defendants failed to disclose material facts to shareholders and the public regarding, among other things, the extent of Defendant Yueting Jia’s involvement within the Company following the Merger, and the number of actual reservations the Company had received for the FF 91, its flagship vehicle, and failed to maintain adequate internal controls. The Derivative Actions allege that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the California Action?

The Court has not decided in favor of Defendants or California Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Reforms that the Company will adopt, implement, and maintain as part of the Settlement provide substantial benefits to Faraday and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Derivative Actions. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Actions. Nonetheless, Defendants have concluded that it is desirable for the Derivative Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On _______ ___, 2024, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to current Faraday stockholders (“Current Faraday Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on                    , 2024 at      :        .m. before the Honorable Christina A. Snyder at the United States District Court for the Central District of California, Western Division, United States Courthouse, 350 W. First Street, Courtroom 8D, 8th Floor, Los Angeles, California 90012 to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the California Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount; (v) determine whether the Court should approve the Service Awards for Plaintiffs, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Plaintiffs in the Derivative Actions other than the California Action will voluntarily dismiss their complaints with prejudice.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the Investor Relations page of Faraday’s website, www.__________, for any change in the date, time, or format of the Settlement Hearing.

Any Current Faraday Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (In re Faraday Future Intelligent Electric Inc. Derivative Litigation, Lead Case No. 2:22-cv-01570-CAS-JC (C.D. Cal.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Faraday common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN _______  ___, 2024. The Clerk’s address is:

Clerk of the Court,

United States District Court for the Central District of California, Western Division
First Street U.S. Courthouse

350 W 1st Street, Suite 4311
Los Angeles, CA 90012

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN ________________  ___, 2024. Counsel’s addresses are:

Counsel for Plaintiffs:

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427

Counsel for Defendants:

TROUTMAN PEPPER HAMILTON SANDERS LLP

Jay A. Dubow

Two Logan Square / 18th & Arch
Philadelphia, PA 19103

Telephone: (215) 891-4000

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Faraday stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Faraday Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Derivative Actions, and from pursuing any of the Released Claims.

CURRENT FARADAY STOCKHOLDERS AS OF JULY 19, 2024 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Faraday Stockholders, derivatively on behalf of Faraday, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Derivative Actions, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the Investor Relations page of the Company’s website, www.__________________.

*            *              *

You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net. Please Do Not Call the Court or Defendants with Questions About the Settlement.

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION

IN RE FARADAY FUTURE INTELLIGENT ELECTRIC INC. DERIVATIVE LITIGATION	Lead Case No. 2:22-cv-01570-CAS-JC Consolidated with Case No. 2:22-cv-01852-CAS-JC

EXHIBIT D
This Document Relates to:
ALL ACTIONS.

SUMMARY NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF STOCKHOLDER DERIVATIVE ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF FARADAY FUTURE INTELLIGENT ELECTRIC INC. (“FARADAY” OR THE “COMPANY”) COMMON STOCK AS OF JULY 19, 2024 (“CURRENT FARADAY STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE MATTERS, CURRENT FARADAY STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

YOU ARE HEREBY NOTIFIED that the following stockholder derivative actions (the “Derivative Actions”), are being settled on the terms set forth in a Stipulation and Agreement of Settlement dated July 19, 2024 (the “Stipulation”): (i) the above- captioned action, titled In re Faraday Future Intelligent Electric Inc. Derivative Litigation, Lead Case No. 2:22-cv-01570-CAS-JC; (ii) Wang v. Breitfeld et al., C.A. No. 1:22-cv-00525-GBW (D. Del.); (iii) Moubarak v. Breitfeld et al., C.A. No. 1:22- cv-00467-GBW (D. Del.); (iv) Wallace v. Krolicki et al., C.A. No. 2023-0639-LWW (Del. Ch.); and (v) Farazmand v. Breitfeld et al., C.A. No. 2023-1283-LWW (Del. Ch.).

The Derivative Actions allege that, inter alia, between January 28, 2021 through April 14, 2022, at least, the Individual Defendants1 breached their fiduciary duties by issuing and/or causing the Company to issue materially false and misleading statements (including by soliciting a materially false and misleading proxy statement allegedly in violation of Section 14(a) of the Securities Exchange Act of 1934). Plaintiffs allege that the Individual Defendants failed to disclose material facts to the public regarding, among other things, the extent of Defendant Yueting Jia’s involvement within the Company following the Merger, and the number of reservations the Company had received for the FF 91, its flagship vehicle, and failed to maintain adequate internal controls. The Derivative Actions allege that, as a result of the foregoing, the Company experienced reputational and financial harm. Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Actions.

Pursuant to the terms of the Settlement, Faraday agrees to implement and maintain certain corporate governance reforms that are outlined in Exhibit A to the Stipulation (the “Reforms”). The Reforms shall be maintained for three (3) years. The independent members of Faraday’s Board approved a resolution reflecting its determination that the Settlement, and separately, the Reforms, are in the best interest of Faraday. Faraday and its Board acknowledge and agree that Plaintiffs’ efforts, including investigating, preparing, commencing, and prosecuting the Derivative Actions, were the cause of the adoption, implementation, and maintenance of the Reforms. Faraday and its Board also acknowledge and agree that the Reforms confer substantial benefits on the Company and its stockholders.

[1]	All capitalized terms that are not otherwise defined shall have the definitions as set forth in the Stipulation.

After negotiating the principal terms of the Stipulation, counsel for the Parties, with the assistance of the Mediator, negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel, subject to Court approval (the “Fee and Expense Amount”). In light of the substantial benefits conferred upon the Company and its stockholders, Defendants’ insurers shall pay to Plaintiffs’ Counsel seven hundred and seventy-five thousand dollars ($775,000.00) for their attorneys’ fees and expenses, subject to Court approval. Defendants also agreed not to object to the request for the Court to approve Service Awards of up to two thousand dollars ($2,000.00) for each of the five Plaintiffs, to be paid from the Fee and Expense Amount.

On _______________  ____ , 2024 at___ :__ _.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Christina A. Snyder at the United States District Court for the Central District of California, Western Division, United States Courthouse, 350 W. First Street, Courtroom 8D, 8th Floor, Los Angeles, California 90012, for the purpose of determining whether the Settlement should be approved as fair, reasonable, and adequate and whether the Court should approve the agreed-to Fee and Expense Amount and the Service Awards for Plaintiffs. Because this is not a class action, except as otherwise provided for in the Stipulation with respect to the Plaintiffs, no Current Faraday Stockholder has the right to receive any individual compensation as a result of the Settlement. Upon final approval of the Settlement, the Plaintiffs will voluntarily dismiss their respective complaints in the Derivative Actions with prejudice.

This Summary Notice provides a condensed overview of certain provisions of the Stipulation and the full Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the “Notice”). It is not a complete statement of the events of the Derivative Actions or the terms set forth in the Stipulation. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation and its exhibits. For additional information about the claims asserted in the Derivative Actions, and the terms of the proposed Settlement, you may inspect the full Notice and the Stipulation and its exhibits and other papers at the Clerk’s office in the Court at any time during regular business hours. In addition, copies of the Stipulation and its exhibits and the Notice are available on the Investor Relations page of the Company’s website, www.__________________.

The Court may, in its discretion, change the date, time, or format of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or Investor Relations page of the Company’s website, _____________, for any change in the date, time, or format of the Settlement Hearing.

Inquiries about the Derivative Actions or the Settlement may be made to: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net.

You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, you must be a Current Faraday Stockholder and you must first comply with the procedures for objecting that are set forth in the Notice. Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and sent to Plaintiffs’ Counsel and Defendants’ Counsel no later than                     , 2024 (21 days before the Settlement Hearing), in accordance with the procedures set forth in the Stipulation and the Notice. Any Current Faraday Stockholder who fails to object in accordance with such procedures will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement and the releases of claims therein, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

PLEASE DO NOT CALL THE COURT OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION

IN RE FARADAY FUTURE INTELLIGENT ELECTRIC INC. DERIVATIVE LITIGATION	Lead Case No. 2:22-cv-01570-CAS-JC Consolidated with Case No. 2:22-cv-01852-CAS-JC

EXHIBIT E
This Document Relates to:
ALL ACTIONS.

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing on _____________, 2024, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated July 19, 2024 (the “Stipulation”). The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (the “Judgment”).

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the California Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3. The Court finds that the notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the forms and contents of the Notice and Summary Notice, as previously preliminarily approved by the Court, fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process.

4. The Court hereby approves the Settlement set forth in the Stipulation, finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, finds that the Settlement is in the best interests of Faraday and Current Faraday Stockholders, and orders the Parties to perform the terms of the Settlement as set forth in the Stipulation.

5. The California Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Parties are to bear their own costs, except as otherwise provided below.

6. Upon the Effective Date, Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Plaintiffs Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Persons with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Settlement and/or this Judgment.

7. Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Defendants’ Released Persons from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Defendants’ Released Persons with respect to any of Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Defendants’ Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment.

8. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws or statutes.

9. The Court hereby approves the sum of seven hundred and seventy-five thousand dollars ($775,000.00) for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the Derivative Actions (the “Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.

10. The Court hereby approves the service awards of two thousand dollars ($2,000.00) for each of the five Plaintiffs to be paid from Plaintiffs’ Counsel’s Fee and Expense Amount in recognition of Plaintiffs’ participation and effort in the prosecution of the Derivative Actions.

11. Neither the Stipulation, nor any of its terms or provisions, nor entry of this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, may be construed as, or may be used as evidence of the validity of any of the claims released herein or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

12. Defendants and Defendants’ Released Persons may file the Stipulation and/or the Judgment in any action that has or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment 38 bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

14. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

15. This Judgment is a final, appealable judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
HONORABLE CHRISTINA A. SNYDER
UNITED STATES DISTRICT JUDGE